UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported):    March 7, 2011

              Hudson Highland Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Lexington Avenue, New York, New York  10022
(Address of principal executive offices, including zip code)

           (212) 351-7300
(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2011, the Board of Directors (the “Board of Directors”) of Hudson Highland Group, Inc. (the “Company”) elected Manuel Marquez as Chairman and Chief Executive Officer of the Company effective on the later of April 1, 2011 or the first business day following the date on which Mr. Marquez obtains a United States visa and is admitted to work in the United States (the “Effective Date”).  Mr. Marquez will replace Mary Jane Raymond who was serving as interim Chief Executive Officer.  Mr. Marquez, who is 52, has over 20 years of experience in senior leadership positions.  From 2007 to 2010, he was the chief executive officer of Amper S.A., a publicly traded defense, homeland security and telecommunications company in Spain.  Prior to joining Amper, Mr. Marquez spent 15 years in the recruitment industry with Spencer Stuart, an international leader in executive search consulting services.  He joined Spencer Stuart in 1991 and co-founded one of the firm’s first specialized industry practices, High Technology.  From 2000 to 2005, he was a member of the global executive team of Spencer Stuart responsible for the firm’s operations in Europe, India and South Africa, expanding this region to 14 countries with over 100 consultants.  Mr. Marquez has also been a member of the Advisory Board of ESADE Business School since 2007.

On March 7, 2011, the Board of Directors increased the size of the Board of Directors from six members to seven members and elected Mr. Marquez to the Board of Directors effective immediately and as Chairman of the Board effective as of the Effective Date.  Mr. Marquez will serve as a member of the class of directors whose terms expire at the 2013 annual meeting of stockholders of the Company.  Mr. Marquez was appointed as a member and as chairman of the Executive Committee as of the Effective Date.

On March 7, 2011, the Compensation Committee (the “Committee”) of the Board of Directors approved an Employment Agreement (the “Employment Agreement”) between the Company and Mr. Marquez, which the parties executed on such date.  Pursuant to the Employment Agreement, the Company will employ Mr. Marquez as Chairman and Chief Executive Officer effective as of the Effective Date.  The Employment Agreement has an initial four-year term.  Following the expiration of the initial four-year term, the term of the Employment Agreement will be automatically renewed and extended annually for periods of one year unless terminated by either party.

Under the Employment Agreement, Mr. Marquez is entitled to, among other things, (i) an annual base salary of $600,000, subject to a 4% increase in each of 2013 and 2015; (ii) reimbursement of the travel expenses incurred by Mr. Marquez and his spouse for their first trip to New York and for both of them and their three children to travel round trip from New York to Madrid, Spain, twice each year during the term of Mr. Marquez’s employment; (iii) a relocation and temporary housing allowance in the amount of (A) $200,000 payable in equal installments on the Company’s regular pay dates during the period from the Effective Date to December 31, 2011, and (B) $150,000 payable in equal installments on the Company’s regular pay dates during the period from January 1, 2012 to December 31, 2012, in each case, subject to Mr. Marquez’s continued employment with the Company; (iv) tax equalization payments to the extent the income taxes Mr. Marquez is required to pay in the United States for Company compensation exceed the income taxes he would have paid in Spain; (v) no less than four weeks of paid vacation per year; and (vi) other benefits of employment, including health insurance and 401(k), offered to senior executives of the Company.  In addition, the Employment Agreement provides that Mr. Marquez is entitled to an annual bonus as provided under the Company’s Senior Management Bonus Plan.  Mr. Marquez’s target bonus will be 90% of his then-current base salary.  For 2011 and 2012, Mr. Marquez will be paid a minimum bonus equal to his target bonus amount, prorated for 2011 for the partial year.  The minimum bonus for 2011 will be payable in three equal installments on (a) the later of April 1, 2011 or the Effective Date, (b) July 1, 2011 and (c) October 1, 2011.  The minimum bonus for 2012 will be payable in equal installments on the Company’s regular pay dates during the period from January 1, 2012 to December 31, 2012, in each case, subject to Mr. Marquez’s continued employment with the Company.  In addition, the Company will pay Mr. Marquez a retention bonus of $125,000 for 2013 and $75,000 for 2014, in each case payable in twelve monthly installments and contingent on Mr. Marquez’s continued employment with the Company on such dates.

Under the Employment Agreement, the Company has the right to terminate Mr. Marquez’s employment at any time. If the Company terminates Mr. Marquez’s employment without cause or Mr. Marquez terminates his employment for good reason, then Mr. Marquez will be entitled to receive severance pay in an amount equal to (i) if the termination occurs prior to the second anniversary of the Employment Agreement, Mr. Marquez’s target annual bonus plus Mr. Marquez’s then-current base salary for a period of twenty-four months following his separation from service or (ii) if the termination occurs on or after the second anniversary of the Employment Agreement, Mr. Marquez’s then-current base salary for a period of twelve months following his separation from service.  The Company will also provide Mr. Marquez with a pro-rata bonus for the year of termination for a termination after December 31, 2013 and health and dental insurance benefits for a period up to the length of the applicable twenty-four or twelve month severance period.

Under the Employment Agreement, after a change in control of the Company, if Mr. Marquez’s employment is terminated by the Company other than by reason of death, disability or cause or by Mr. Marquez for good reason, then the Company will pay Mr. Marquez a cash termination payment equal to two times his then-current annual base salary and his target annual bonus. The Company will also provide Mr. Marquez health and dental insurance benefits for a period of up to twenty-four months after the termination.  Mr. Marquez is not entitled to an excise tax gross-up payment after a change in control of the Company.  However, if any portion of the severance payments or any other payments under the Employment Agreement or under any other agreement with Mr. Marquez would result in the imposition on him of an excise tax under the Internal Revenue Code, then the total amount of such payments will be delivered either in full (with Mr. Marquez paying the applicable excise tax) or in a reduced amount such that no portion of such payments would be subject to excise tax, whichever results in the receipt of the greatest benefit on an after-tax basis.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference herein.

In connection with entering into the Employment Agreement, Mr. Marquez also entered into the Company’s form of Confidentiality, Non-solicitation and Work Product Assignment Agreement, and Mutual Agreement to Arbitrate Claims, a copy of which is included as Attachment D to the Employment Agreement filed as Exhibit 10.1 and is incorporated by reference herein.

On March 7, 2011, the Committee approved a Restricted Stock Unit Award Agreement for Mr. Marquez (the “Restricted Stock Unit Agreement”) and, effective as of the Effective Date, a grant of 100,000 restricted stock units to Mr. Marquez pursuant to the Restricted Stock Unit Agreement representing a right to receive such number of shares of the Company’s common stock upon vesting.  The restricted stock units awarded to Mr. Marquez will vest (i) 50% upon completion of two years of employment, (ii) 25% upon completion of three years of employment and (iii) 25% upon completion of four years of employment with the Company.  If Mr. Marquez’s employment is terminated by the Company for cause or by Mr. Marquez other than for good reason or disability, then the units that have not yet become fully vested will be forfeited.  If the Company terminates Mr. Marquez’s employment for any reason other than cause, if Mr. Marquez terminates his employment for good reason, or if Mr. Marquez’s employment terminates by reason of disability, then a pro-rata portion of the units will vest based on the date of termination in relation to the grant date and the remaining units will be forfeited.  If Mr. Marquez’s employment terminates by reason of death, then the units will become fully vested.  After a change in control of the Company, if Mr. Marquez’s employment is terminated by the Company other than by reason of death, disability or for cause or by Mr. Marquez for good reason, then, upon such termination, all units that have not yet become fully vested will fully vest.

The foregoing description of the Restricted Stock Unit Agreement is qualified in its entirety by reference to the full text of the Restricted Stock Unit Agreement, a copy of which is included as Attachment A to the Employment Agreement filed as Exhibit 10.1 and is incorporated by reference herein.

On March 7, 2011, the Committee approved a Stock Option Agreement (the “Stock Option Agreement”) for Mr. Marquez and, effective as of the Effective Date, granted Mr. Marquez the option to purchase 400,000 shares of the Company’s common stock pursuant to the Stock Option Agreement.  The options granted to Mr. Marquez will vest (i) 50% upon completion of two years of employment and (ii) 50% upon completion of three years of employment with the Company.  Unless sooner terminated, the options will expire on the tenth anniversary of the grant date.  If Mr. Marquez’s employment is terminated by the Company for cause, then the option, whether or not otherwise exercisable, will immediately terminate and cease to be exercisable.  If the Company terminates Mr. Marquez’s employment for any reason other than cause, if Mr. Marquez terminates his employment for good reason, or if Mr. Marquez’s employment terminates by reason of disability, then a pro-rata portion of the options will become vested and exercisable based on the date of termination in relation to the grant date.  If Mr. Marquez terminates his employment with the Company other than for good reason or disability, then any options not vested and exercisable on the date of such termination will immediately terminate.  If Mr. Marquez’s employment terminates by reason of death, then the options will become fully vested.  After a change in control of the Company, if Mr. Marquez’s employment is terminated by the Company other than by reason of death, disability or for cause or by Mr. Marquez for good reason, then all options that have not yet become fully vested will fully vest and become immediately exercisable.

The foregoing description of the Stock Option Agreement is qualified in its entirety by reference to the full text of the Stock Option Agreement, a copy of which is included as Attachment B to the Employment Agreement filed as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

(10.1)	Hudson Highland Group CEO Employment Agreement, dated March 7, 2011, between Hudson Highland Group, Inc. and Manuel Marquez.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.

Date: March 7, 2011	By:	/s/ Latham Williams
Latham Williams
Senior Vice President, Legal Affairs and Administration, Corporate Secretary

HUDSON HIGHLAND GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(10.1)	Hudson Highland Group CEO Employment Agreement, dated March 7, 2011, between Hudson Highland Group, Inc. and Manuel Marquez.